Exhibit 99 (a)

Bank of Granite Corporation

     News

For Release:	July 8, 2002

BANK OF GRANITE REPORTS INCREASED EARNINGS
FOR SECOND QUARTER AND SIX MONTHS

     Despite a rather weak economy, Bank of Granite Corporation (Nasdaq: GRAN) has reported increased earnings for the second quarter and for the six month period, both ending June 30, 2002.

     For the second quarter, net income was $3,451,535 compared with $2,630,507 for the second quarter of 2001—an increase of 31.2%. Second quarter earnings per share were 25¢ vs 19¢ in 2001, a 31.6% increase.

     For the six-month period, net income was $7,233,874 compared with $6,478,613—an increase of 11.7%. Per share earnings for the six month period were 53¢ vs 46¢ in the comparable 2001 period, an increase of 15.2%. Per share earnings for both the quarter and the six-month period are adjusted for the 5-for-4 stock split paid on May 31, 2002.

     John A. Forlines, Jr., Chairman and Chief Executive Officer, said these earnings were accomplished during a period of “much economic uncertainty.” He said loan demand was down and that diligence in improving the net interest margin, lower provisions for loan losses, plus a strong effort to hold the line on operating expenses accounted for the improved earnings. He said he appreciated the hard work of a dedicated staff during these six months and again thanked GLL & Associates, the Company’s mortgage banking subsidiary, for their continued strong earnings momentum. This was a major factor in the Company’s improved earnings.

     Assets reached $701,295,212 at the end of the six months, up slightly from the first six months of 2001. Deposits, at $522,040,273, declined 2.8%, reflecting lower interest rates. Loans totaled a record $517,850,773, up 6.8% on June 30. Non-performing assets declined 14.3% at June 30, 2002 compared with June 30, 2001. The loan loss reserve totaled $7,680,704, or 1.51% of net loans outstanding.

     Also, during the second quarter, Directors of Bank of Granite Corporation increased the quarterly cash dividend to 11¢ per share compared to the previous quarterly split-adjusted rate of 9.6¢ per share. This represents a 14.6% increase in the quarterly rate. 2002 will mark forty-nine consecutive years of increased cash dividends paid to shareholders.

     Bank of Granite Corporation is the parent company of Bank of Granite, which operates fourteen full service banking offices in Caldwell, Catawba, and Burke Counties in North Carolina, and GLL & Associates, Inc., a mortgage banking company headquartered in Winston-Salem. Bank of Granite Corporation has an estimated 5,200 shareholders, with approximately 13.5 million shares of common stock currently outstanding. The stock is traded on the Nasdaq Stock Market® System under the symbol GRAN.

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Please see “Financial Data” tables, which are attached.
For further information, contact Kirby A. Tyndall, Senior Vice President and Chief
Financial Officer at Voice (828) 496-2026, Fax (828) 496-2010 or
Internet email: ktyndall@bankofgranite.com

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630	www.bankofgranite.com

	Three Months Ended			Six Months Ended
Bank of Granite Corporation	June 30,			June 30,
Selected Financial Data
($ in thousands except per share data)	2002	2001	% change	2002	2001	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$11,693	$13,932	-16.1%	$23,601	$28,474	-17.1%
Interest expense	2,703	5,433	-50.2%	5,601	10,977	-49.0%

Net interest income, taxable equivalent	8,990	8,499	5.8%	18,000	17,497	2.9%
Taxable equivalent adjustment	440	433	1.6%	901	878	2.6%

Net interest income	8,550	8,066	6.0%	17,099	16,619	2.9%
Loan loss provision	1,007	2,011	-49.9%	1,798	2,711	-33.7%
Noninterest income	2,468	2,330	5.9%	5,118	4,777	7.1%
Noninterest expense	5,090	4,561	11.6%	9,911	9,063	9.4%

Income before income taxes	4,921	3,824	28.7%	10,508	9,622	9.2%
Income taxes	1,469	1,193	23.1%	3,274	3,143	4.2%

Net income	$3,452	$2,631	31.2%	$7,234	$6,479	11.7%

Earnings per share — Basic*	$0.25	$0.19	31.6%	$0.53	$0.46	15.2%
Earnings per share — Diluted*	0.25	0.19	31.6%	0.53	0.46	15.2%

Average shares — Basic*	13,600	13,895	-2.1%	13,646	13,936	-2.1%
Average shares — Diluted*	13,611	13,896	-2.1%	13,649	13,939	-2.1%

Consolidated balance sheet data at June 30:
Total assets				$701,295	$700,704	0.1%
Total deposits				522,040	537,184	-2.8%
Loans (gross)				517,851	485,038	6.8%
Shareholders’ equity				126,118	122,928	2.6%

Consolidated average balance sheet data:
Total assets	$698,931	$699,709	-0.1%	$703,350	$686,044	2.5%
Total deposits	521,259	537,287	-3.0%	516,851	530,408	-2.6%
Loans (gross)	514,203	480,700	7.0%	512,758	471,680	8.7%
Shareholders’ equity	125,441	121,914	2.9%	125,308	121,023	3.5%

Consolidated performance ratios:
Return on average assets**	1.98%	1.51%		2.07%	1.90%
Return on average equity**	11.04%	8.66%		11.64%	10.80%
Efficiency ratio	44.42%	42.12%		42.87%	40.69%

Consolidated asset quality data and ratios:
Nonaccruing loans				$2,746	$2,594	5.9%
Accruing loans 90 days past due				1,252	2,400	-47.8%
Nonperforming loans				3,998	4,994	-19.9%
Foreclosed properties				527	287	83.6%
Nonperforming assets				4,525	5,281	-14.3%
Allowance for loan losses				7,681	8,452	-9.1%
Loans charged off				827	797	3.8%
Recoveries of loans charged off				283	187	51.3%
Net loan charge-offs (recoveries)				544	610	-10.8%

Net charge-offs to average loans**				0.21%	0.26%
Nonperforming loans to total assets				0.57%	0.71%
Allowance coverage of nonperforming loans				192.12%	169.24%
Allowance for loan losses to gross loans				1.48%	1.74%
Allowance for loan losses to net loans				1.51%	1.77%

Subsidiary earnings summary:
Bank of Net interest income	$7,835	$7,369	6.3%	$15,557	$15,400	1.0%
Granite Loan loss provision	977	1,981	-50.7%	1,738	2,651	-34.4%
Noninterest income	1,700	1,655	2.7%	3,651	3,432	6.4%
Noninterest expense	3,871	3,377	14.6%	7,519	6,922	8.6%
Income taxes	1,341	1,066	25.8%	2,977	2,919	2.0%
Net income	3,346	2,600	28.7%	6,974	6,340	10.0%

GLL & Net interest income	$709	$741	-4.3%	$1,499	$1,269	18.1%
Associates Loan loss provision	30	30	0.0%	60	60	0.0%
(mortgage Noninterest income	765	711	7.6%	1,561	1,380	13.1%
bank) Noninterest expense	1,153	1,137	1.4%	2,318	2,088	11.0%
Income taxes	128	126	1.6%	297	224	32.6%
Net income	193	189	2.1%	445	337	32.0%

* Restated for 5-for-4 stock split paid May 31, 2002.      ** Annualized based on number of days in the period. More

	Quarters Ended
Bank of Granite Corporation
Supplemental Quarterly Financial Data	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
($ in thousands except per share data)	2002	2002	2001	2001	2001

Consolidated earnings summary:
Interest income, taxable equivalent	$11,693	$11,909	$12,442	$13,170	$13,932
Interest expense	2,703	2,898	3,687	4,779	5,433

Net interest income, taxable equivalent	8,990	9,011	8,755	8,391	8,499
Taxable equivalent adjustment	440	463	468	455	433

Net interest income	8,550	8,548	8,287	7,936	8,066
Loan loss provision	1,007	791	708	798	2,011
Noninterest income	2,468	2,650	2,874	2,490	2,330
Noninterest expense	5,090	4,820	4,639	4,642	4,561

Income before income taxes	4,921	5,587	5,814	4,986	3,824
Income taxes	1,469	1,805	1,896	1,574	1,193

Net income	$3,452	$3,782	$3,918	$3,412	$2,631

Earnings per share — Basic*	$0.25	$0.28	$0.28	$0.25	$0.19
Earnings per share — Diluted*	0.25	0.28	0.28	0.25	0.19

Average shares — Basic*	13,600	13,692	13,797	13,873	13,895
Average shares — Diluted*	13,611	13,693	13,799	13,875	13,896

Consolidated ending balance sheet data:
Total assets	$701,295	$706,673	$715,390	$717,129	$700,704
Total deposits	522,040	519,997	522,783	532,624	537,184
Loans (gross)	517,851	514,436	510,411	483,416	485,038
Shareholders’ equity	126,118	125,157	124,781	124,331	122,928

Consolidated average balance sheet data:
Total assets	$698,931	$707,769	$699,433	$693,358	$699,709
Total deposits	521,259	512,443	524,830	530,467	537,287
Loans (gross)	514,203	511,313	493,563	482,005	480,700
Shareholders’ equity	125,441	125,175	124,317	123,014	121,914

Consolidated performance ratios:
Return on average assets**	1.98%	2.17%	2.22%	1.95%	1.51%
Return on average equity**	11.04%	12.25%	12.50%	11.00%	8.66%
Efficiency ratio	44.42%	41.33%	39.89%	42.66%	42.12%

Consolidated asset quality data and ratios:
Nonaccruing loans	$2,746	$3,253	$2,944	$3,647	$2,594
Accruing loans 90 days past due	1,252	890	1,769	3,459	2,400

Nonperforming loans	3,998	4,143	4,713	7,106	4,994
Foreclosed properties	527	312	323	304	287

Nonperforming assets	4,525	4,455	5,036	7,410	5,281

Allowance for loan losses	7,144	7,144	6,426	6,630	8,452

Loans charged off	526	301	993	2,711	567
Recoveries of loans charged off	55	228	82	90	89

Net loan charge-offs (recoveries)	471	73	911	2,621	478

Annualized net charge-offs to average loans**	0.37%	0.06%	0.73%	2.16%	0.40%
Nonperforming loans to total assets	0.57%	0.59%	0.66%	0.99%	0.71%
Allowance coverage of nonperforming loans	178.69%	172.44%	136.35%	93.30%	169.24%
Allowance for loan losses to gross loans	1.38%	1.39%	1.26%	1.37%	1.74%
Allowance for loan losses to net loans	1.40%	1.41%	1.28%	1.39%	1.77%

Subsidiary earnings summary:
Bank of Net interest income	$7,835	$7,722	$7,477	$7,235	$7,369
Granite Loan loss provision	977	761	678	768	1,981
Noninterest income	1,700	1,951	1,938	1,684	1,655
Noninterest expense	3,871	3,647	3,380	3,470	3,377
Income taxes	1,341	1,636	1,691	1,416	1,066
Net income	3,346	3,629	3,666	3,265	2,600

GLL & Net interest income	$709	$790	$826	$749	$741
Associates Loan loss provision	30	30	30	30	30
(mortgage Noninterest income	765	796	936	806	711
bank) Noninterest expense	1,153	1,166	1,249	1,160	1,137
Income taxes	128	168	205	158	126
Net income	193	252	308	237	189

* Restated for 5-for-4 stock split paid May 31, 2002.      ** Annualized based on number of days in the period.

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